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                                                                    EXHIBIT 4(d)



                CERTIFICATE OF TRUST OF COMERICA CAPITAL TRUST I


 This Certificate of Trust of Comerica Capital Trust I (the "Trust"), dated June 12, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.)(the "Act").

1. Name. The name of the business trust formed by this Certificate of Trust is Comerica Capital Trust I.

2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801.

3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

 IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                  CHASE MANHATTAN TRUST COMPANY,
                                  NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of the Trust

                                  By:  /s/ D. Kovach
                                      ------------------------
                                          Name:  D. Kovach
                                          Title: Assistant Vice President

                                  CHASE MANHATTAN BANK USA,
                                  NATIONAL ASSOCIATION
                                   not in its individual capacity but solely as trustee of the Trust

                                  By:  /s/ Denis Kelly
                                      ------------------------
                                          Name:  Denis Kelly
                                          Title: Assistant Vice President

                                  RONALD D. MARKS, not in his individual
                                  capacity but solely as trustee of the Trust

                                  By:  /s/ Ronald D. Marks
                                      ------------------------